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                                                                    EXHIBIT 10.1

                                THIRD AMENDMENT

                           Dated as of March 24, 1994


     This THIRD AMENDMENT, among MERISEL AMERICAS, INC., a Delaware corporation (the "Seller"), CIESCO L.P. ("CIESCO"), CITIBANK, N.A. ("Citibank") and CITICORP NORTH AMERICA, INC., a Delaware corporation, individually ("CNA") and as agent (the "Agent").

     PRELIMINARY STATEMENTS.

     (1) The Seller, CIESCO and the Agent have entered into a Trade Receivables Purchase and Sale Agreement dated as of September 24, 1993, as amended by the Assumption and Second Amendment dated as of December 23, 1993 (said Agreement as so amended being the "CIESCO Agreement"). The Seller, Citibank, CNA and the Agent have entered into a Trade Receivables Purchase and Sale Agreement dated as of September 24, 1993, as amended by the Amendment dated as of October 20, 1993 and the Assumption and Second Amendment dated as of December 23, 1993 (said Agreement as so amended being the "Parallel Purchase Commitment" and, together with the CIESCO Agreement, the "Agreements"; the terms defined therein being used herein as therein defined unless otherwise defined herein).

     (2) The Seller, CIESCO, Citibank, CNA and the Agent have agreed to amend the Agreements to, among other things, provide for the increase of the Purchase Limit under the CIESCO Agreement and the Commitment under the Parallel Purchase Commitment, respectively, up to $150,000,000 and to extend the Facility Termination Date under the CIESCO Agreement and the Commitment Termination Date under the Parallel Purchase Commitment, respectively, to November 30, 1994.

     NOW, THEREFORE, the parties agree as follows:

     SECTION 1.  Amendments to CIESCO Agreement.  The CIESCO Agreement is,
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effective as of the date hereof and subject to the satisfaction of the conditions precedent set forth in Section 3 hereof, hereby amended as follows:

          (a) The definition of the term "Facility Termination Date", contained in Section 1.01 of the CIESCO Agreement, is amended by replacing the date "September 22, 1994" contained therein with the date "November 30, 1994".


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         (b) The definition of the term "Purchase Limit", contained in Section
    1.01 of the CIESCO Agreement, is amended by replacing the figure "$75,000,000" contained therein with the figure "$150,000,000".

         SECTION 2.  Amendments to Parallel Purchase Commitment.  The Parallel
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Purchase Commitment is, effective as of the date hereof and subject to the satisfaction of the conditions precedent set forth in Section 3 hereof, hereby amended as follows:

         (a) The definition of the term "Commitment", contained in Section 1.01 of the Parallel Purchase Commitment, is amended in its entirety to read as follows:

              "'Commitment' means (i) with respect to the Original Bank,
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         $37,500,000 (subject to any assignment thereof pursuant to Section
         9.02), (ii) with respect to each Bank that became a Bank by executing and delivering to the Agent, among other things, an Election to Participate, the amount of its Commitment set forth in such Election to Participate (subject to the proviso below), or (iii) with respect to
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         each Bank that became a Bank by entering into an Assignment and
         Acceptance, the amount set forth for such Bank in the Register maintained by the Agent pursuant to Section 9.02(c), in each case as such amount may be reduced pursuant to Section 2.03, and provided that
                                                                  --------
         the total of the Commitments of the Banks hereunder shall not at any time exceed $150,000,000."

         (b) The definition of the term "Commitment Termination Date", contained in Section 1.01 of the Parallel Purchase Commitment, is amended by replacing the date "September 22, 1994" contained therein with the date "November 30, 1994".

         (c) The definition of the term "Liquidation Day", contained in Section
    1.01 of the Parallel Purchase Commitment, is amended by deleting from the end thereof clause (iii).

         (d) The definition of the term "Settlement Period", contained in
    Section 1.01 of the Parallel Purchase Commitment, is amended by deleting therefrom the words "or on and after the occurrence of any Commitment Reduction Date for such Eligible Asset until no additional Commitment Reduction Date shall occur for such Eligible Asset,".

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         (e) Section 1.01 of the Parallel Purchase Commitment is further amended by deleting therefrom the definition of the term "Commitment Reduction
    Date".

         (f) Section 2.04(a) of the Parallel Purchase Commitment is amended in its entirety to read as follows:

              "(a) Each Eligible Asset shall be initially computed as of the opening of business of the Collection Agent on the date of Purchase of such Eligible Asset. Thereafter until the Termination Date for such Eligible Asset, such Eligible Asset shall be automatically recomputed as of the close of business of the Collection Agent on each day (other than a Liquidation Day). Such Eligible Asset shall remain constant from the time as of which any such computation or recomputation is made until the time as of which the next such recomputation, if any, shall be made. Any Eligible Asset, as computed as of the day immediately preceding the Termination Date for such Eligible Asset, shall remain constant at all times on and after such Termination Date. Such Eligible Asset shall become zero at such time as the Owners of such Eligible Asset shall have received the accrued Yield for such Eligible Asset and shall have recovered the Capital of such Eligible Asset and all amounts owed to the Owners by the Seller hereunder (other than pursuant to indemnification obligations of the Seller under Article X that shall have not become liquidated or fixed by such time), and the Collection Agent shall have received the accrued Collection Agent Fee for such Eligible Asset."

         (g) Section 2.06 of the Parallel Purchase Commitment is amended by deleting from the end of the fourth sentence thereof the following proviso:
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         "; provided, however, that in the case of any such Liquidation Day
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         which occurs solely as a result of a Commitment Reduction Date, any amount so deposited to the Agent's Account in respect of Capital shall be distributed by the Agent only to any such Owner which is Citibank or CNA."

         (h) The first three sentences of Section 2.08 of the Parallel Purchase Commitment are amended in their entirety to read as follows:

              "(a) All amounts to be paid or deposited by the Seller or the Collection Agent hereunder shall

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         be paid or deposited in accordance with the terms hereof no later than
         1:00 P.M. (New York City time) on the day when due in lawful money of the United States of America in same day funds to the Agent's Account for the account of the Owners or any other Indemnified Party, as applicable. The Agent will promptly thereafter cause to be distributed like funds relating to the payment of Yield, Liquidation Yield, Capital or fees to the Banks or to the Banks (other than Citibank) and CNA, as the case may be, ratably in accordance with their respective interests, and like funds relating to the payment of any other amount payable to any Indemnified Party to such Indemnified Party, in each case to be applied in accordance with the terms of this Agreement. Upon the Agent's acceptance of an Assignment and Acceptance and recording of the information contained therein in the Register pursuant to Section 9.02(c), from and after the effective date specified in such Assignment and Acceptance, the Agent shall make all payments hereunder in respect of the interest assigned thereby to the assignee thereunder, and the parties to such Assignment and Acceptance shall make all appropriate adjustments in such payments for periods prior to such effective date directly between themselves."

         (i) Section 2.13 of the Parallel Purchase Commitment is amended by deleting from the beginning of the first sentence thereof the words "Except as otherwise provided in the proviso to the fourth sentence of Section
                                 -------
    2.06,".

         (j) Clause (b)(ii) of Section 3.02 of the Parallel Purchase Commitment is amended by deleting from the end thereof the words ", and such date does not constitute a Commitment Reduction Date".

         SECTION 3.  Conditions of Effectiveness.  This Third Amendment shall
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become effective when, and only when, all of the following shall have occurred:

         (a) The Agent shall have received counterparts of this Amendment executed by the Seller, CIESCO, Citibank, CNA and the Agent;

         (b) The Agent shall have additionally received all of the following documents, each document (unless otherwise indicated) being dated the date hereof, in form and substance satisfactory to the Agent:

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             (i) A certified copy of the resolutions of the Board of Directors of the Seller approving this Third Amendment and the matters contemplated hereby;

             (ii) A certificate of the Secretary or an Assistant Secretary of the Seller certifying the names and true signatures of the officers thereof authorized to sign this Third Amendment and the other documents to be delivered by it hereunder;

            (iii) A favorable opinion of Riordan & McKinzie, counsel for the Seller, in form and substance reasonably acceptable to the Agent; and

             (iv) A certificate signed by a duly authorized officer of the Seller stating that:

                   (A) The representations and warranties contained in Section
              4.01 of (i) the Trade Receivables Purchase and Sale Agreement dated as of September 24, 1993, as amended by the Assumption and Second Amendment thereto dated as of December 23, 1993 and the Third Amendment thereto dated as of March 24, 1994, among Merisel Americas, Inc., CIESCO L.P. and Citicorp North America, Inc., as Agent, and (ii) the Trade Receivables Purchase and Sale Agreement dated as of September 24, 1993, as amended by the Amendment thereto dated as of October 20, 1993, the Assumption and Second Amendment thereto dated as of December 23, 1993 and the Third Amendment thereto dated as of March 24, 1994, among Merisel Americas, Inc., Citibank, N.A. and Citicorp North America, Inc., individually and as Agent, are correct on and as of the date of such certificate as though made on and as of such date, and

                   (B) No event has occurred and is continuing which constitutes an Event of Investment Ineligibility or Event of Termination, as applicable, under and as defined in such Agreements, or would constitute an Event of Investment Ineligibility or Event of Termination but for the requirement that notice be given or time elapse or both; and

          (c) The Agent shall have additionally received, in lawful money of the United States in same day funds,

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        payment of a fee for the account of CNA in the amount of $75,000.

         SECTION 4.  Reference to and Effect on the Agreements.  (a)  Upon the
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effectiveness of Sections 1 and 2 hereof, on and after the date of this Third
Amendment, each reference in either of the Agreements to "this Agreement", "hereunder", "hereof", "herein" or words of like import referring to such Agreement, and each reference to either of the Agreements in the Certificates or any other document delivered in connection with either of the Agreements, shall mean and be a reference to such Agreement as amended hereby.

         (b) Except as specifically amended above, the Agreements, the Certificates, the Fee Letter and the other documents delivered in connection therewith are and shall continue to be in full force and effect and are hereby ratified and confirmed.

         SECTION 5.  Costs and Expenses.  The Seller agrees to pay on demand all
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reasonable costs and expenses of the Agent in connection with the preparation, execution and delivery of this Third Amendment and the other documents to be delivered in connection herewith including, without limitation, the reasonable fees and out-of-pocket expenses of counsel for the Agent with respect thereto and with respect to advising the Agent as to its rights and responsibilities hereunder and thereunder.

         SECTION 6.  Execution in Counterparts.  This Third Amendment may be
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executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument. Delivery of an executed counterpart of a signature page to this Third Amendment and any other document to be delivered hereunder by telefacsimile shall be effective as delivery of a manually executed counterpart of this Third Amendment or such document.

         SECTION 7.  Governing Law.  This Third Amendment shall be governed by,
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and construed in accordance with, the laws of the State of California.

         IN WITNESS WHEREOF, the parties hereto have caused this Third Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                             MERISEL AMERICAS, INC.

                             By: /s/ Timothy N. Jenson
                                 --------------------------
                             Vice President and Treasurer

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                             CIESCO L.P.

                             By: CITICORP NORTH AMERICA, INC., its Attorney-in-
                                 Fact

                                 By: /s/ Eric D. Alsberg
                                     ---------------------------
                                    Vice President


                             CITIBANK, N.A.
                                 By: /s/ Eric D. Alsberg
                                     ---------------------------
                                     Vice President


                             CITICORP NORTH AMERICA, INC.,
                             individually and as Agent

                                 By: /s/ Eric D. Alsberg
                                     ---------------------------
                                     Vice President

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